Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2011, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2011.

FOR IMMEDIATE RELEASE

Investor Inquires	Media Inquiries
Kristina Lennox	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
klennox@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2011 OPERATING RESULTS

ROCKVILLE, Md. (November 3, 2011) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2011.

Financial Results
In the third quarter 2011, Federal Realty generated funds from operations available for common shareholders (FFO) of $63.9 million, or $1.01 per diluted share. This compares to FFO of $58.8 million, or $0.95 per diluted share, in third quarter 2010. For the nine months ended September 30, 2011, Federal Realty reported FFO of $189.5 million, or $3.02 per diluted share, compared to $177.0 million, or $2.87 per diluted share for the same nine-month period in 2010.

Net income available for common shareholders was $46.9 million and earnings per diluted share was $0.74 for the quarter ended September 30, 2011 versus $29.5 million and $0.48, respectively, for third quarter 2010. Year-to-date, Federal Realty reported net income available for common shareholders of $112.6 million and earnings per diluted share of $1.80. This compares to net income available for common shareholders of $89.6 million and earnings per diluted share of $1.45 for the nine months ended September 30, 2010.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2011, same-center property operating income increased 3.7% over third quarter 2010. When redevelopment and expansion properties are excluded from same-center results, property operating income for third quarter 2011 increased 2.4% compared to third quarter 2010.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2011 OPERATING RESULTS
November 3, 2011

The overall portfolio was 93.3% leased as of September 30, 2011, compared to 93.4% on June 30, 2011 and 93.9% on September 30, 2010. Federal Realty's same-center portfolio was 94.0% leased on September 30, 2011, compared to 93.7% on June 30, 2011 and 94.5% on September 30, 2010.

During the third quarter of 2011, Federal Realty signed 92 leases for 385,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 353,000 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 8%. The average contractual rent on this comparable space for the first year of the new leases is $31.62 per square foot, compared to the average contractual rent of $29.24 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 18% for third quarter 2011. As of September 30, 2011, Federal Realty's average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $23.04 per square foot.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.69 per share, resulting in an indicated annual rate of $2.76 per share. The regular common dividend will be payable on January 17, 2012, to common shareholders of record as of January 3, 2012.

Guidance
Federal Realty increased its guidance for 2011 FFO per diluted share to a range of $4.02 to $4.04, and provided 2011 earnings per diluted share guidance of $2.30 to $2.32. In addition, Federal Realty provided initial 2012 FFO per diluted share guidance of $4.16 to $4.22 and 2012 earnings per diluted share guidance $2.29 to $2.35.

“We produced another very solid quarter based on continued strong leasing and positive impacts from our redevelopment properties,” commented Don Wood, president and chief executive officer of Federal Realty.  “Looking forward, we have an active development pipeline that will provide future earnings growth and complement our strong existing assets and additional acquisitions.”

Summary of Other Quarterly Activities and Recent Developments

•
September 12, 2011 - Federal Realty finalized a lease to open a local, organic market at Rockville Town Square. The new grocer will operate under the name “Dawson's Market” and is slated to open in spring 2012, at the intersection of Beall Avenue and North Washington Street in Rockville, Maryland.

•
October 31, 2011 - Federal Realty closed on the sale of the three buildings on Newbury Street owned in its joint venture with an affiliate of Taurus Investment Holdings, LLC created in mid-2010. The sales price of

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2011 OPERATING RESULTS
November 3, 2011

    $44 million will result in a gain to Federal Realty of approximately $12 million.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its third quarter 2011 earnings conference call, which is scheduled for November 4, 2011, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 271-0675 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company's website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through December 4, 2011, by dialing (888) 286-8010 and using the passcode 14481371.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 18.6 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 93.3% leased to national, regional, and local retailers as of September 30, 2011, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 44 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2011, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid,

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2011 OPERATING RESULTS
November 3, 2011

•	that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2011.

Federal Realty Investment Trust
Summarized Income Statements
September 30, 2011
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$134,014	$129,527	$401,452	$389,988
Other property income	2,341	2,824	6,577	11,243
Mortgage interest income	1,309	1,095	3,564	3,232
Total revenue	137,664	133,446	411,593	404,463
Expenses
Rental expenses	26,595	27,030	81,130	82,334
Real estate taxes	15,047	15,185	46,001	45,040
General and administrative	7,197	5,904	19,643	17,409
Depreciation and amortization	32,068	29,431	94,355	89,224
Total operating expenses	80,907	77,550	241,129	234,007
Operating income	56,757	55,896	170,464	170,456
Other interest income	136	18	171	233
Interest expense	(23,795)	(25,299)	(72,744)	(76,679)
Early extinguishment of debt	—	—	296	(2,801)
Income from real estate partnerships	434	125	1,201	506
Income from continuing operations	33,532	30,740	99,388	91,715
Discontinued operations
Discontinued operations - income	13	270	943	807
Discontinued operations - gain on deconsolidation of VIE	—	—	2,026	—
Discontinued operations - gain on sale of real estate	14,757	—	14,800	1,000
Results from discontinued operations	14,770	270	17,769	1,807
Income before gain on sale of real estate	48,302	31,010	117,157	93,522
Gain on sale of real estate	—	—	—	410
Net income	48,302	31,010	117,157	93,932
Net income attributable to noncontrolling interests	(1,249)	(1,370)	(4,161)	(3,958)
Net income attributable to the Trust	47,053	29,640	112,996	89,974
Dividends on preferred shares	(136)	(136)	(406)	(406)
Net income available for common shareholders	$46,917	$29,504	$112,590	$89,568

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.51	$0.48	$1.52	$1.42
Discontinued operations	0.23	—	0.28	0.03
Gain on sale of real estate	—	—	—	0.01
	$0.74	$0.48	$1.80	$1.46

Weighted average number of common shares, basic	62,818	61,215	62,172	61,158

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.51	$0.48	$1.52	$1.41
Discontinued operations	0.23	—	0.28	0.03
Gain on sale of real estate	—	—	—	0.01
	$0.74	$0.48	$1.80	$1.45

Weighted average number of common shares, diluted	62,990	61,359	62,341	61,297

Federal Realty Investment Trust
Summarized Balance Sheets
September 30, 2011
	September 30, 2011	December 31, 2010
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $68,930 and $78,846 of consolidated variable interest entities, respectively)	$3,812,705	$3,695,848
Construction-in-progress	207,715	163,200
Assets held for sale/disposal (discontinued operations) (including $0 and $18,311 of consolidated variable interest entities, respectively)	4,203	36,894
	4,024,623	3,895,942
Less accumulated depreciation and amortization (including $4,727 and $4,431 of consolidated variable interest entities, respectively)	(1,102,997)	(1,035,204)
Net real estate	2,921,626	2,860,738
Cash and cash equivalents	22,070	15,797
Accounts and notes receivable, net	78,503	68,997
Mortgage notes receivable, net	56,076	44,813
Investment in real estate partnerships	57,828	51,606
Prepaid expenses and other assets	118,745	117,602
TOTAL ASSETS	$3,254,848	$3,159,553

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $22,287 and $22,785 of consolidated variable interest entities, respectively)	$547,957	$589,441
Notes payable	178,232	97,881
Senior notes and debentures	1,004,686	1,079,827
Accounts payable and other liabilities	200,846	211,274
Total liabilities	1,931,721	1,978,423
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,282,409	1,139,836
Total shareholders' equity of the Trust	1,292,406	1,149,833
Noncontrolling interests	30,721	31,297
Total shareholders' equity	1,323,127	1,181,130
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,254,848	$3,159,553

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2011
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$48,302	$31,010	$117,157	$93,932
Net income attributable to noncontrolling interests	(1,249)	(1,370)	(4,161)	(3,958)
Gain on sale of real estate	(14,757)	—	(14,800)	(1,410)
Gain on deconsolidation of VIE	—	—	(2,026)	—
Depreciation and amortization of real estate assets	28,671	26,491	84,723	80,375
Amortization of initial direct costs of leases	2,684	2,429	7,737	7,226
Depreciation of joint venture real estate assets	446	368	1,304	1,064
Funds from operations	64,097	58,928	189,934	177,229
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	249	247	733	736
Income attributable to unvested shares	(285)	(197)	(793)	(590)
FFO	$63,925	$58,842	$189,468	$176,969
FFO per diluted share	$1.01	$0.95	$3.02	$2.87
Weighted average number of common shares, diluted	63,350	61,729	62,702	61,667

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$27,657	$20,500	$62,313	$44,224
Tenant improvements and incentives	4,228	5,290	18,346	11,285
Total non-maintenance capital expenditures	31,885	25,790	80,659	55,509
Maintenance capital expenditures	6,182	7,577	12,750	11,470
Total capital expenditures	$38,067	$33,367	$93,409	$66,979

Dividends and Payout Ratios
Regular common dividends declared	$43,809	$41,166	$127,488	$122,169

Dividend payout ratio as a percentage of FFO	69%	70%	67%	69%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
September 30, 2011
	September 30,
	2011	2010
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	63,494	61,451
Market price per common share	$82.41	$81.66
Common equity market capitalization	$5,232,541	$5,018,089

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,242,541	$5,028,089

Total debt (3)	1,730,875	1,721,189

Total market capitalization	$6,973,416	$6,749,278

Total debt to market capitalization	25%	26%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	90%	98%
Variable rate debt	10%	2%
	100%	100%
Notes:

1)	Amounts do not include 360,314 and 369,260 Operating Partnership Units outstanding at September 30, 2011 and 2010, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.2 million and $17.3 million which is the Trust's 30% share of the total mortgages payable of $57.4 million and $57.6 million at September 30, 2011 and 2010, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes $11.8 million and $8.8 million at September 30, 2011 and 2010, respectively, in mortgage loans on our Newbury Street Partnership for which we are the lender.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2011
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$98,654	$94,550	$293,622	$282,826
Residential (2)	5,746	5,475	16,958	16,125
Cost reimbursements	25,714	25,912	80,083	80,751
Percentage rents	1,673	1,313	4,598	3,763
Other	2,227	2,277	6,191	6,523
Total rental income	$134,014	$129,527	$401,452	$389,988

Notes:

1)
Minimum rents include $1.6 million and $1.1 million for the three months ended September 30, 2011 and 2010, respectively, and $3.9 million and $3.6 million for the nine months ended September 30, 2011 and 2010, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.3 million and $0.4 million for the three months ended September 30, 2011 and 2010, respectively, and $1.0 million and $1.3 million for the nine months ended September 30, 2011 and 2010, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2011
	As of September 30, 2011
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Courtyard Shops	7/1/2012	6.87%	$7,108
Bethesda Row	1/1/2013	5.37%	19,993
Bethesda Row	2/1/2013	5.05%	4,053
White Marsh Plaza (2)	4/1/2013	6.04%	9,360
Crow Canyon	8/11/2013	5.40%	20,065
Idylwood Plaza	6/5/2014	7.50%	16,345
Leesburg Plaza	6/5/2014	7.50%	28,440
Loehmann's Plaza	6/5/2014	7.50%	36,776
Pentagon Row	6/5/2014	7.50%	52,794
Melville Mall (3)	9/1/2014	5.25%	22,515
THE AVENUE at White Marsh	1/1/2015	5.46%	56,909
Barracks Road	11/1/2015	7.95%	39,215
Hauppauge	11/1/2015	7.95%	14,783
Lawrence Park	11/1/2015	7.95%	27,796
Wildwood	11/1/2015	7.95%	24,432
Wynnewood	11/1/2015	7.95%	28,327
Brick Plaza	11/1/2015	7.42%	28,929
Rollingwood Apartments	5/1/2019	5.54%	23,322
Shoppers' World	1/31/2021	5.91%	5,482
Mount Vernon (4)	4/15/2028	5.66%	10,652
Chelsea	1/15/2031	5.36%	7,670
Subtotal			484,966
Net unamortized discount			(464)
Total mortgages payable			484,502		6.99%

Notes payable
Unsecured fixed rate
Various (5)	Various through 2013	3.32%	10,832
Unsecured variable rate
Revolving credit facility (6)	July 6, 2015	LIBOR + 1.15%	158,000
Escondido (Municipal bonds) (7)	10/1/2016	0.16%	9,400
Total notes payable			178,232		1.51%	(9)

Senior notes and debentures
Unsecured fixed rate
6.00% notes	7/15/2012	6.00%	175,000
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,004,200
Net unamortized premium			486
Total senior notes and debentures			1,004,686		6.04%

Capital lease obligations
Various	Various through 2106	Various	63,455		6.86%
Total debt and capital lease obligations			$1,730,875

Total fixed rate debt and capital lease obligations			$1,563,475	90%	6.35%
Total variable rate debt			167,400	10%	1.38%	(9)
Total debt and capital lease obligations			$1,730,875	100%	5.87%	(9)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2010		2011		2010
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (10)	3.96	x	3.13	x	3.59	x	3.07	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (10)	3.40	x	3.13	x	3.38	x	3.05	x

Notes:

1)
Mortgages payable do not include our 30% share ($17.2 million) of the $57.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes $11.8 million in mortgage loans on our Newbury Street Partnership for which we are the lender.

2)
The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

3)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

4)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or any time thereafter.

5)	The interest rate of 3.32% represents the weighted average interest rate for three unsecured fixed rate notes payable. These notes mature between April 1, 2012 and January 31, 2013.

6)
The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2011 was $219.0 million and $265.0 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.31% and 0.89% for the three and nine months ended September 30, 2011, respectively.

7)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

8)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 9.

9)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $158.0 million balance on September 30, 2011.

10)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the nine months ended September 30, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Fixed charges for the nine months ended September 30, 2010 include $2.8 million of early extinguishment of debt expense due to the write-off of unamortized debt fees related to the $250 million payoff of the term loan prior to its maturity date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2011
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2011	$2,802	$—		$2,802		0.2%	0.2%	—%
2012	12,705	191,916		204,621		11.8%	12.0%	5.8%
2013	11,868	196,893		208,761		12.1%	24.1%	5.5%
2014	10,241	297,864		308,105		17.8%	41.9%	6.9%
2015	6,874	356,391	(1)	363,265		21.0%	62.9%	4.8%	(4)
2016	2,920	134,400		137,320		7.9%	70.8%	5.5%
2017	3,129	200,000		203,129		11.7%	82.5%	6.1%
2018	3,341	—		3,341		0.2%	82.7%	—%
2019	3,221	20,160		23,381		1.3%	84.0%	5.7%
2020	3,262	150,000		153,262		8.9%	92.9%	6.0%
Thereafter	49,988	72,878		122,866		7.1%	100.0%	6.9%
Total	$110,351	$1,620,502		$1,730,853	(2)	100.0%
Notes:

1)
On July 7, 2011, we replaced our existing revolving credit facility with a new $400.0 million unsecured revolving credit facility that matures on July 6, 2015, subject to a one-year extension at our option. As of September 30, 2011, there was $158.0 million outstanding on our revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of September 30, 2011.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2011

Current Redevelopment Opportunities (1) ($ millions)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2011 (3)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	6%	$45	$41
Crossroads	Highland Park, IL	Combine four spaces in preparation for new fitness operator, replacing vacant anchor and small shop space.	11%	$2	$2
Brick	Brick, NJ	Redevelopment and expansion of existing pad site	17%	$1	$—
Subtotal: Projects Anticipated to Stabilize in 2011 (3) (4)			6%	$48	$43

Projects Anticipated to Stabilize in 2012 (3)
Santana Row	San Jose, CA	108 unit residential building	8%	$34	$30
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, new pad buildings, and gas station	10%	$13	$5
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	11%	$7	$2
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	9%	$3	$2
Assembly Square Marketplace	Somerville, MA	Restaurant pad site	8%	$2	$—
Subtotal: Projects Anticipated to Stabilize in 2012 (3) (4)			9%	$59	$39
Total: Projects Anticipated to Stabilize in 2011 and 2012 (3) (4)			8%	$107	$82

A recent review of our portfolio has generated numerous potential opportunities to create future shareholder value, many of which were previously disclosed as future redevelopment opportunities on this schedule. Executing these opportunities could be subject government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunity to invest a total of up to $15-$20 million to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

Brick Plaza	Brick, NJ	Melville Mall	Huntington, NY
Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
Escondido	Escondido, CA	Troy	Parsippany, NJ
Federal Plaza	Rockville, MD	Westgate	San Jose, CA
Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunity to invest a total of up to $15-$20 million at successful retail properties to convert previously unusable space into new GLA and to convert other existing uses into additional retail GLA.

Fresh Meadows	Queens, NY	Shoppers' World	Charlottesville, VA
Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
Pentagon Row	Arlington, VA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to invest $75-$125 million to add more than 275 residential units to existing retail and mixed-use properties.
Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
Congressional Plaza	Rockville, MD

Longer Term Mixed-Use Opportunities
Assembly Row	Somerville, MA	Pike 7	Vienna, VA
Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike)	Rockville, MD
Forest Hills	Forest Hills, NY	Santana Row	San Jose, CA
Notes:

1)
These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs for Assembly Row include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust
Mixed Use Development Summary
September 30, 2011

Federal Realty is actively involved in various stages of development at Assembly Row, Pike & Rose (Mid-Pike) and Santana Row. We are currently pursuing the opportunities described below which will allow us to deploy $500 million of capital at these mixed-use projects through 2015, creating significant shareholder value. Entitlements at these properties allow for additional development that Federal Realty will evaluate which may increase our future investments at these projects.

	Project (1)	Location	Project Description	Construction Start	Projected Stabilization (2)	Projected Cost (in millions) (1)	Projected ROI (3)
	Santana Row - Lot 6B	San Jose, CA	Ground up development of a 4-story rental apartment building, which includes 108 residential units and associated parking.	Completed	2012	$34	8%
	Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 216 residential units and associated parking.	2012	2014	$68 - $73	6.5% - 7.5%
	Total Santana Row (4)					$102 - $107	7%

	Assembly Row - Phase I (5)	Somerville, MA	Ground up mixed use development. Initial phase consists of 575 residential units (by AvalonBay) and 315,000 square feet of retail space. A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	2012	2015	$145 - $160	5% - 7%
	Pike & Rose (Mid-Pike) (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 484 residential units, 156,000 square feet of retail, and 87,000 square feet of office space.	2012	2015	Approx. $250	8% - 9%
	Total (4)			55% of projected return relates to residential		Approx. $500	7% - 8%

	Mixed Use Project Entitlements

	Project	Zoning Entitlements

	Santana Row	Current remaining entitlements for this property include 339 residential units and 200,000 square feet of commercial space for retail and office.
	Assembly Row	The project currently has zoning entitlements to build 2.3 million square feet of commercial-use buildings, 2,100 residential units, and a 200 room hotel.
	Pike & Rose (Mid-Pike)	The property currently has zoning entitlements to build 1.7 million square feet of commercial-use buildings, and 1.7 million square feet for residential use.

Notes:
(1)
These current development opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)	Stabilization is the year in which 95% occupancy of the developed space is achieved.
(3)
Projected ROI reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust
2011 Significant Acquisitions and Dispositions

Significant Acquisitions

Date	Property	City / State	GLA		Purchase price	Anchor tenants
			(in square feet)		(in millions)

January 19, 2011	Tower Shops	Davie, FL	372,000	(1)	$66.1	Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx
May 26, 2011	Newbury Street (2)	Boston, MA	6,700		$6.2

Significant Dispositions

Date	Property	City / State	GLA		Sales price
			(in square feet)		(in millions)

July 12, 2011	Feasterville Shopping Center	Feasterville, PA	111,000		$20.0
October 31, 2011	Newbury Street (3)	Boston, MA	41,000		$44.0

Notes:
1)    This property is on 67 acres and is shadow-anchored by Costco and Home Depot.

2)
One building was acquired by our Taurus Newbury Street JV II Limited Partnership ("Newbury Street Partnership") in which we hold an 85% limited partnership interest and account for our investment under the equity method. We contributed $2.8 million towards this acquisition and provided a $3.1 million interest-only loan secured by the building.

3)	Our Newbury Street Partnership sold its three buildings. As part of the sale, we received $34.6 million of the net proceeds which includes the repayment our $11.8 million loans.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2011
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$210,674	$24,046	533,000	94%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Apple Computer
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	73,471		330,000	100%			Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,455		36,000	93%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,354		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	63,002	—	248,000	85%	10,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,283		119,000	80%			Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	24,998		207,000	79%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,063	16,345	73,000	96%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,898		388,000	86%	61,000	Giant Food	Marshalls
Leesburg Plaza	(5)	Washington, DC-MD-VA	1998	34,976	28,440	236,000	97%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	32,909	36,776	268,000	97%	58,000	Giant Food	Bally Total Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	52,189		271,000	83%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003-2006	78,349	10,652	571,000	94%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym
Old Keene Mill		Washington, DC-MD-VA	1976	6,233		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,518		227,000	99%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	88,876	52,794	297,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,519		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	22,612		248,000	75%	24,000	Magruders	Staples
Rockville Town Square	(3)	Washington, DC-MD-VA	2006-2007	42,915	4,555	174,000	95%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,437	23,322	N/A	97%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,729		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	20,547		112,000	88%			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,129	—	49,000	96%	11,000	Trader Joe's
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	55,373	6,355	261,000	97%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,378	24,432	84,000	94%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,030,887		5,181,000	92%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	24,087		267,000	93%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	36,555		282,000	98%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	28,372		267,000	93%	47,000	Genuardi's	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	15,894		166,000	48%	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	20,235		219,000	94%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,670	27,796	353,000	96%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,430		285,000	94%			Burlington Coat Factory / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,450		124,000	75%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	28,519		215,000	97%			Barnes & Noble / HomeGoods / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	36,254	28,327	256,000	85%	98,000	Genuardi's	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		258,466		2,434,000	90%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,776		69,000	83%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	69,687	20,065	242,000	91%	58,000	Lucky	Loehmann's Dress Shop / Rite Aid

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2011
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Escondido	(6)	San Diego, CA	1996/2010	44,514		297,000	97%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996-1997	10,259		35,000	100%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,476		23,000	94%
Hollywood Blvd	(7)	Los Angeles-Long Beach, CA	1999	37,744		151,000	84%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,601		79,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	34,365		98,000	72%			Gap / Banana Republic
Santana Row		San Jose, CA	1997	575,603		625,000	95%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,369		208,000	98%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	118,012		642,000	95%			Target / Burlington Coat Factory / Barnes & Noble / Ross Dress For Less / Michaels
150 Post Street		San Francisco, CA	1997	37,812		102,000	100%			Brooks Brothers / H & M
		Total California		1,040,218		2,571,000	94%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	58,496	28,929	409,000	92%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,156		48,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	73,524		406,000	98%			Kohl's / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,992	14,783	133,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,792		292,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,091		74,000	89%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,930	22,515	247,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	105,920	47,638	499,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	27,052		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		418,953		2,315,000	98%
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2010	210,667		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,288	7,670	222,000	99%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,286		243,000	94%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,290		222,000	95%	50,000	Roche Brothers Supermarkets	CVS
Newbury Street	(9)	Boston-Cambridge-Quincy, MA-NH	2010-2011	24,418		41,000	61%			Jonathan Adler / rag & bone
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,694		149,000	94%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,564		170,000	96%	55,000	Super Stop & Shop	Kmart
	(10)	Total New England		460,157		1,386,000	97%
Baltimore
Governor Plaza		Baltimore, MD	1985	25,951		267,000	100%	16,500	Aldi	Bally Total Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	27,750		401,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(11)	Baltimore, MD	2007	96,057	56,909	298,000	99%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,574		53,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,024	9,360	80,000	100%	54,000	Giant Food

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2011
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
White Marsh Other		Baltimore, MD	2007	28,884		49,000	100%
		Total Baltimore		231,240		1,148,000	99%
Chicago
Crossroads		Chicago, IL	1993	30,609		168,000	98%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,479		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,236		140,000	90%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	14,134		129,000	84%	77,000	Dominick's
		Total Chicago		89,458		752,000	94%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,064	7,108	130,000	88%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,056		179,000	85%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	70,926		370,000	90%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx
		Total South Florida		166,046		679,000	88%
Other
Barracks Road		Charlottesville, VA	1985	53,293	39,215	488,000	99%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,086		269,000	95%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,491		153,000	100%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,966		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,347		197,000	81%			Hotel Valencia / Walgreens
Lancaster	(12)	Lancaster, PA	1980	12,800	4,907	127,000	92%	75,000	Giant Food	Michaels
Shoppers' World		Charlottesville, VA	2007	30,486	5,482	169,000	75%			Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	79,760		436,000	83%	60,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		329,198		2,091,000	90%

Grand Total	(10)			$4,024,623	$548,421	18,557,000	93%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a 64.1% ownership interest in the property.
(5)	Property owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	The Trust has a 70% ownership interest in the property.
(7)	The Trust has a 90% ownership interest in the property.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

(9)	The Trust has an 85% ownership interest in the property which is accounted for on the equity method.
(10)	Aggregate information is calculated on a GLA weighted-average basis, excluding properties acquired through the Taurus Newbury Street JV II Limited Partnership.
(11)
50% of the ownership of this property is in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(12)	Property subject to capital lease obligation.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2011

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2011	88	100%	353,309	$31.62	$29.24	$841,354	8%	18%	5.4	$3,932,532	$11.13
2nd Quarter 2011	86	100%	369,685	$28.21	$26.64	$581,478	6%	16%	7.3	$4,396,887	$11.89
1st Quarter 2011	91	100%	339,585	$30.52	$27.55	$1,009,729	11%	24%	6.8	$5,637,159	$16.60
4th Quarter 2010	88	100%	490,233	$23.68	$22.11	$772,696	7%	15%	7.2	$5,696,969	$11.62
Total - 12 months	353	100%	1,552,812	$28.06	$26.00	$3,205,257	8%	18%	6.7	$19,663,547	$12.66

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2011	37	42%	161,822	$24.50	$24.22	$45,490	1%	10%	7.4	$3,846,699	$23.77
2nd Quarter 2011	29	34%	136,062	$28.49	$25.47	$411,642	12%	18%	9.7	$4,326,647	$31.80
1st Quarter 2011	37	41%	144,836	$27.82	$23.31	$653,430	19%	34%	9.4	$5,561,459	$38.40
4th Quarter 2010	45	51%	200,350	$25.05	$24.07	$195,237	4%	12%	8.2	$5,443,775	$27.17
Total - 12 months	148	42%	643,070	$26.26	$24.23	$1,305,799	8%	18%	8.6	$19,178,580	$29.82

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2011	51	58%	191,487	$37.64	$33.48	$795,864	12%	23%	4.3	$85,833	$0.45
2nd Quarter 2011	57	66%	233,623	$28.05	$27.32	$169,836	3%	15%	6.0	$70,240	$0.30
1st Quarter 2011	54	59%	194,749	$32.53	$30.70	$356,299	6%	18%	5.2	$75,700	$0.39
4th Quarter 2010	43	49%	289,883	$22.74	$20.75	$577,459	10%	18%	6.3	$253,194	$0.87
Total - 12 months	205	58%	909,742	$29.33	$27.25	$1,899,458	8%	18%	5.4	$484,967	$0.53

Total Lease Summary - Comparable and Non-comparable (2)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2011					92	384,627		$30.28	5.7	$8,075,369	$21.00
2nd Quarter 2011					92	395,874		$28.27	7.5	$6,304,341	$15.93
1st Quarter 2011					96	381,594		$29.63	7.1	$6,439,592	$16.88
4th Quarter 2010					89	493,039		$23.80	7.2	$5,696,969	$11.55
Total - 12 months					369	1,655,134		$27.72	6.9	$26,516,271	$16.02

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of square footage.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust
Lease Expirations
September 30, 2011

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2011	25,000	—%	$7.20	241,000	3%	$27.12	266,000	2%	$25.25
2012	561,000	6%	$19.20	860,000	11%	$29.51	1,421,000	8%	$25.44
2013	1,024,000	11%	$15.77	1,112,000	15%	$31.75	2,135,000	13%	$24.10
2014	1,355,000	14%	$15.88	930,000	12%	$32.53	2,286,000	13%	$22.65
2015	826,000	9%	$14.10	1,011,000	13%	$30.41	1,837,000	11%	$23.08
2016	916,000	9%	$16.32	1,075,000	14%	$31.07	1,991,000	12%	$24.28
2017	1,011,000	11%	$14.73	727,000	10%	$30.35	1,737,000	10%	$21.28
2018	577,000	6%	$11.10	337,000	5%	$38.02	915,000	5%	$21.00
2019	467,000	5%	$17.32	223,000	3%	$41.34	690,000	4%	$25.08
2020	384,000	4%	$21.05	339,000	5%	$33.47	723,000	4%	$26.87
Thereafter	2,350,000	25%	$15.67	711,000	9%	$37.40	3,061,000	18%	$20.72
Total (3)	9,496,000	100%	$15.74	7,566,000	100%	$32.20	17,062,000	100%	$23.04

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2011	25,000	—%	$7.20	175,000	2%	$27.02	200,000	1%	$24.54
2012	181,000	2%	$20.54	535,000	7%	$29.34	716,000	4%	$27.12
2013	250,000	3%	$15.86	568,000	8%	$32.92	819,000	5%	$27.67
2014	141,000	1%	$12.12	548,000	7%	$35.50	689,000	4%	$30.71
2015	109,000	1%	$20.24	543,000	7%	$31.30	652,000	4%	$29.45
2016	126,000	1%	$15.64	558,000	7%	$31.65	683,000	4%	$28.74
2017	152,000	2%	$25.14	613,000	8%	$31.74	765,000	5%	$30.43
2018	290,000	3%	$15.03	437,000	6%	$37.49	727,000	4%	$28.53
2019	354,000	4%	$18.61	348,000	5%	$31.98	702,000	4%	$25.24
2020	159,000	2%	$27.80	369,000	5%	$31.72	529,000	3%	$30.48
Thereafter	7,709,000	81%	$15.12	2,872,000	38%	$31.94	10,580,000	62%	$19.69
Total (3)	9,496,000	100%	$15.74	7,566,000	100%	$32.20	17,062,000	100%	$23.04

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2011.
(3)	Represents occupied square footage as of September 30, 2011.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2011

Overall Portfolio Statistics (1)	As of September 30, 2011			As of September 30, 2010

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (sf)	18,557,000	17,323,000	93.3%	18,246,000	17,139,000	93.9%

Residential Properties (3) (units)	903	871	96.5%	903	874	96.8%

Same Center Statistics (1)	As of September 30, 2011			As of September 30, 2010

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (sf)	16,892,000	15,881,000	94.0%	16,910,000	15,983,000	94.5%

Residential Properties (3) (units)	903	871	96.5%	903	874	96.8%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3) Includes Rollingwood, The Crest at Congressional and the residential rental units at Santana Row and Bethesda Row.
(4) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2011

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Bed, Bath & Beyond, Inc.	$10,303,000	2.62%	658,000	3.55%	15
2	Ahold USA, Inc.	$9,179,000	2.33%	607,000	3.27%	11
3	TJX Companies	$8,186,000	2.08%	595,000	3.21%	17
4	Gap, Inc.	$7,142,000	1.82%	232,000	1.25%	12
5	CVS Corporation	$6,393,000	1.63%	205,000	1.10%	18
6	Safeway, Inc.	$5,521,000	1.40%	391,000	2.11%	7
7	Barnes & Noble, Inc.	$4,677,000	1.19%	230,000	1.24%	9
8	L.A. Fitness International LLC	$4,283,000	1.09%	222,000	1.20%	5
9	Best Buy Stores, L.P.	$3,846,000	0.98%	143,000	0.77%	4
10	DSW, Inc	$3,738,000	0.95%	150,000	0.81%	6
11	Ross Stores, Inc.	$3,576,000	0.91%	208,000	1.12%	7
12	Staples, Inc.	$3,542,000	0.90%	187,000	1.01%	9
13	OPNET Technologies, Inc.	$3,338,000	0.85%	83,000	0.45%	2
14	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,290,000	0.84%	338,000	1.82%	7
15	Bank of America, N.A.	$2,991,000	0.76%	64,000	0.34%	19
16	Kohl's Corporation	$2,976,000	0.76%	322,000	1.73%	3
17	Wells Fargo Bank, N.A.	$2,953,000	0.75%	51,000	0.27%	13
18	Michaels Stores, Inc.	$2,941,000	0.75%	214,000	1.15%	9
19	Dress Barn, Inc.	$2,881,000	0.73%	127,000	0.68%	19
20	Home Depot, Inc.	$2,832,000	0.72%	335,000	1.81%	4
21	Wakefern Food Corporation	$2,783,000	0.71%	136,000	0.73%	2
22	Bally Total Fitness Corporation	$2,683,000	0.68%	156,000	0.84%	5
23	Dick's Sporting Good Inc.	$2,599,000	0.66%	144,000	0.78%	3
24	Container Store, Inc.	$2,544,000	0.65%	52,000	0.28%	2
25	A.C. Moore, Inc.	$2,531,000	0.64%	141,000	0.76%	6
	Totals - Top 25 Tenants	$107,728,000	27.40%	5,991,000	32.28%	214

	Total: (1)	$393,145,000	(2)	18,557,000	(3)	2,415

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of September 30, 2011.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
September 30, 2011
	2011 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$151	$152
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(15)	(15)
Gain on deconsolidation of VIE	(2)	(2)
Depreciation and amortization of real estate & joint venture real estate assets	115	115
Amortization of initial direct costs of leases	10	10
Funds from operations	254	255
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$253	$254

Weighted average number of common shares, diluted	63.0	63.0

FFO per diluted share	$4.02	$4.04

	2012 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$152	$156
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(12)	(12)
Depreciation and amortization of real estate & joint venture real estate assets	122	122
Amortization of initial direct costs of leases	10	10
Funds from operations	267	271
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$266	$270

Weighted average number of common shares, diluted	63.9	63.9

FFO per diluted share	$4.16	$4.22

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
September 30, 2011
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,731	$4,499	$14,337	$13,637
Other property income	12	11	50	51
	4,743	4,510	14,387	13,688
Expenses
Rental	691	741	2,647	2,894
Real estate taxes	585	581	1,613	1,770
Depreciation and amortization	1,296	1,259	3,864	3,771
	2,572	2,581	8,124	8,435
Operating income	2,171	1,929	6,263	5,253
Interest expense	(846)	(849)	(2,542)	(2,551)
Net income	$1,325	$1,080	$3,721	$2,702

	September 30, 2011	December 31, 2010
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$206,616	$205,849
Less accumulated depreciation and amortization	(28,031)	(24,284)
Net real estate	178,585	181,565
Cash and cash equivalents	4,678	3,054
Other assets	6,268	7,336
TOTAL ASSETS	$189,531	$191,955

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$57,429	$57,584
Other liabilities	4,825	5,439
Total liabilities	62,254	63,023
Partners' capital	127,277	128,932
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$189,531	$191,955

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
September 30, 2011
			Stated
			Interest Rate as of
		Maturity	June 30, 2011		Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,544
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$57,429

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2011	$53	$—	$53		0.1%	0.1%
2012	220	—	220		0.4%	0.5%
2013	233	—	233		0.4%	0.9%
2014	142	22,396	22,538		39.2%	40.1%
2015	—	—	—		—%	40.1%
2016	—	34,385	34,385		59.9%	100.0%
Total	$648	$56,781	$57,429		100.0%

Notes:
(a)    Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)    Interest only until maturity

(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2011
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,318	$20,785	100,000	88%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,118		279,000	87%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,520	12,544	96,000	92%			CVS
	Total Washington Metropolitan Area		121,956		475,000	88%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,354	13,600	106,000	97%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,354		106,000	97%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,579	10,500	123,000	92%	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,443		117,000	97%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,284		130,000	94%	38,000	Foodmaster	Marshalls
	Total New England		64,306		370,000	94%
Grand Totals			$206,616	$57,429	951,000	92%

Note:
(1) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2011 and 2010 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net income	$48,302	$31,010	$117,157	$93,932
Depreciation and amortization	32,083	29,591	94,715	89,701
Interest expense	23,795	25,299	72,744	76,679
Early extinguishment of debt	—	—	(296)	2,801
Other interest income	(136)	(18)	(171)	(233)
EBITDA	104,044	85,882	284,149	262,880
Gain on deconsolidation of VIE	—	—	(2,026)	—
Gain on sale of real estate	(14,757)	—	(14,800)	(1,410)
Adjusted EBITDA	$89,287	$85,882	$267,323	$261,470

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.